UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
On September 26, 2022, pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), by and between Emergent BioSolutions Inc. (“Emergent” or the “Company”) and Chimerix, Inc. (the “Seller”), Emergent completed the previously announced acquisition of the Seller’s exclusive worldwide rights to brincidofovir, including TEMBEXA® and related assets (the “Transaction”). TEMBEXA is a medical countermeasure for smallpox approved by the U.S. Food and Drug Administration in June 2021.
At the closing, Emergent paid a cash purchase price of $238 million, exclusive of customary closing adjustments, using borrowings under its existing revolving credit facility (the “Purchase Price”).
The descriptions of the Transaction herein and under Item 1.01 of the Current Report on Form 8-K filed by the Company on May 18, 2022 do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement which was attached as Exhibit 2 to the Form 8-K filed May 18, 2022 and is incorporated herein by reference as Exhibit 2.1. The Purchase Agreement is intended to provide investors with information regarding its material terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the entities being acquired or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may have changed after the date of the Purchase Agreement.
Item 7.01 Regulation FD Disclosure.
On September 26, 2022, Emergent issued a press release announcing the closing of the Transaction, which is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*+	Asset Purchase Agreement, dated May 15, 2022, by and between the Company and Chimerix, Inc. (incorporated by reference to Exhibit 2 of the Company’s Form 8-K filed on May 18, 2022).
99.1	Press release, dated September 26, 2022.
101	Emergent BioSolutions Inc. Current Report on Form 8-K, dated September 26, 2022 formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
+ Certain portions of this exhibit (indicated by “[***]”) have been omitted because the Company has determined that the information is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: September 26, 2022	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer